Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated effective as of September [  ], 2019 (“Agreement”), is by and among Cool Holdings, Inc., a Maryland corporation (“Depositor”), GameStop Corp., a Delaware corporation (“Recipient”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder (“Escrow Agent”).

BACKGROUND

A. Depositor, Recipient and Simply Mac, Inc., a Utah corporation and wholly-owned subsidiary of Recipient (“Simply Mac”), have entered into a Stock Purchase Agreement (the “Underlying Agreement”), made and entered into as of May 9, 2019, pursuant to which Depositor is purchasing all of the outstanding capital stock of Simply Mac from Recipient, as described in the Underlying Agreement. Solely as between Depositor and Recipient, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Underlying Agreement.

B. Pursuant to Section 1.3(c) of the Underlying Agreement, at the Closing, Depositor shall deposit with Escrow Agent an amount equal to $345,000.00 (the “Escrow Amount”), with any interest and other income earned thereon net of any distributions pursuant to the terms hereof to be held in escrow from time to time pursuant to this Agreement in order to provide a source of funding to the Purchaser Indemnified Parties in accordance with the Underlying Agreement.

C. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and any earnings thereon in accordance with the terms of this Agreement.

D. Depositor and Recipient acknowledge that (i) Escrow Agent is not a party to and has no duties or obligations under the Underlying Agreement, (ii) all references in this Agreement to the Underlying Agreement are solely for the convenience of Depositor and Recipient, and (iii) Escrow Agent shall have no implied duties beyond the express duties set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Definitions. The following terms shall have the following meanings when used herein:

“Business Day” shall mean any day, other than a Saturday, Sunday or legal holiday, on which Escrow Agent at its location identified in Section 15 is open to the public for general banking purposes.

“Claim Notice” shall have the meaning set forth in Section 6(a).

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Escrow Period” shall mean the period commencing on the date hereof and ending at the close of Escrow Agent’s Business Day on or immediately after the date six (6) months after the Closing unless earlier terminated pursuant to this Agreement.

“Final Order” shall mean a final and nonappealable order of a court of competent jurisdiction (an “Order”), which Order is delivered to Escrow Agent accompanied by a written instruction from Depositor or Recipient given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

“Indemnified Party” shall have the meaning set forth in Section 11.

“Indemnity Claim” shall have the meaning set forth in Section 6(a).

“Joint Written Direction” shall mean a written direction executed by a Depositor Representative and a Recipient Representative, delivered to Escrow Agent in accordance with Section 15 and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Agreement.

“Depositor Representative” shall mean the person(s) so designated on Schedule [        ] hereto or any other person designated in a writing signed by Depositor and delivered to Escrow Agent and the Recipient Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Recipient Representative” shall mean the person(s) so designated on Schedule [        ] hereto or any other person designated in a writing signed by Recipient and delivered to Escrow Agent and the Depositor Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Representatives” shall mean the Depositor Representative and the Recipient Representative.

2.Appointment of and Acceptance by Escrow Agent. Depositor and Recipient hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3.Deposit of Escrow Funds. Simultaneously with the execution and delivery of this Agreement, Depositor will transfer the Escrow Funds in the amount of $345,000.00 by wire transfer of immediately available funds, to a separate account designated by Escrow Agent, maintained for the purposes, and on the terms and subject to the conditions, set forth in this Agreement (the “Escrow Account”). Escrow Funds shall remain uninvested except as provided in Section 7.

4.Disbursements of Escrow Funds.

(a)Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction substantially in the form of Attachment 1 hereto and received by Escrow Agent as set forth in Section 15. Such Joint Written Direction shall contain complete payment instructions, including funds transfer instructions or an address to which a check shall be sent.

(b)Upon the expiration of the Escrow Period, Escrow Agent shall distribute to Recipient pursuant to the funds transfer instruction set forth in this Section 4(b), as promptly as practicable, any remaining Escrow Funds not subject to a Claim Notice as provided in Section 6. Depositor and Recipient each acknowledge that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Recipient:

Bank Name:

Bank Address:

ABA No.:

Account Name:

Account No.:

(c)Prior to any disbursement, Escrow Agent must receive reasonable identifying information regarding the recipient so that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or Form W-8, as applicable. All disbursements of Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12.

(d)Depositor and Recipient may each deliver written notice to Escrow Agent in accordance with Section 15 changing their respective funds transfer instructions, which notice shall be effective only upon receipt by Escrow Agent and after Escrow Agent has had a reasonable time to act upon such notice.

5.Suspension of Performance; Disbursement into Court. If, at any time, (i)  a dispute exists with respect to any obligation of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction,  Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Representatives have not, within ten (10) days of receipt of a notice of resignation, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a)suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed; or

(b)petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty and, to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Depositor or Recipient for suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise due to any delay in any other action required or requested of Escrow Agent.

6.Resolutions & Disbursement of Claims. If during the Escrow Period Depositor elects to make a claim for indemnity against Recipient, then the procedures for administering and resolving such claims shall be as follows:

(a)If Depositor elects to assert a claim for indemnity as contemplated by the Underlying Agreement (an “Indemnity Claim”), it must give written notice of such claim (a “Claim Notice”) to Escrow Agent and Recipient prior to the expiration of the Escrow Period. Such Claim Notice shall include a description of the claim and the basis therefor and the amount, if known, asserted by Depositor for such claim (including, if appropriate, an estimate of all costs and expenses reasonably expected to be incurred by Depositor by reason of such claim).

(b)Escrow Agent shall pay an Indemnity Claim to Depositor from the Escrow Funds in whole or in part only pursuant to (i) Recipient’s written direction, (ii) a Joint Written Direction or (iii) a Final Order.

(c)Escrow Agent shall have no responsibility to determine the validity or sufficiency of any Claim Notice or whether any Claim Notice has been received by, or to provide a copy of any Claim Notice to Recipient or Recipient Representative. Escrow Agent may conclusively presume that any Claim Notice delivered to it has been simultaneously delivered to Recipient.

7.Investment of Funds. Based upon Depositor’s and Recipient’s prior review of investment alternatives, in the absence of further specific written direction to the contrary at any time that an investment decision must be made, Escrow Agent is directed to invest and reinvest the Escrow Funds in the investment identified in Schedule [        ]. If applicable, Depositor and Recipient acknowledge receipt from Escrow Agent of a current copy of the prospectus for the investment identified in Schedule [        ]. Depositor and Recipient may deliver to Escrow Agent a Joint Written Direction changing the investment of the Escrow Funds, upon which direction Escrow Agent shall conclusively rely without inquiry or investigation; provided, however, that Depositor and Recipient warrant that no investment or reinvestment direction shall be given except in the following:  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; (b) U.S. dollar denominated deposit accounts and certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which are either (i) insured by the Federal Deposit Insurance Corporation (“FDIC”) up to FDIC limits, or (ii) with domestic commercial banks which have a rating on their short-term certificates of deposit on the date of purchase of at least “A-1” by S&P or “P-1” by Moody’s (ratings on holding companies are not considered as the rating of the bank); or (c) money market funds, including funds managed by Escrow Agent or any of its affiliates; provided further, however, that Escrow Agent will not be directed to invest in investments that Escrow Agent determines are not consistent with Escrow Agent’s policies or practices. Depositor and Recipient recognize and agree that Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of Escrow Funds or the purchase or disposition of any investment and the Escrow Agent shall not have any liability for any loss in an investment made pursuant to the terms of this Agreement. Escrow Agent has no responsibility whatsoever to determine the market or other value of any investment and makes no representation or warranty as to the accuracy of any such valuations. To the extent applicable regulations grant rights to receive brokerage confirmations for certain security transactions, Depositor and Recipient waive receipt of such confirmations.

All investments shall be made in the name of Escrow Agent. Escrow Agent may, without notice to Depositor and Recipient, sell or liquidate any of the foregoing investments at any time for any disbursement of Escrow Funds permitted or required hereunder and shall not be liable any loss, cost or penalty resulting from any sale or liquidation of any such investment. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. With respect to any Escrow Funds or investment instruction received by Escrow Agent after 11:00 a.m., U.S. Central Time, Escrow Agent shall not be required to invest applicable funds until the next Business Day. Receipt of the Escrow Funds and investment and reinvestment of the Escrow Funds shall be confirmed by Escrow Agent by an account statement. Failure to inform Escrow Agent in writing of any error or omission in any such account statement within ninety (90) days after receipt shall conclusively be deemed confirmation and approval by Depositor and Recipient of such account statement.

8.Tax Reporting. Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Depositor and Recipient shall consult with independent counsel concerning any and all tax matters. Depositor and Recipient jointly and severally agree to (a) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement and (b) request and direct the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise the Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except to the United States Internal Revenue Service with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045 and Form 1099 and Form 1042-S reporting with respect to investment income earned on the Escrow Funds, if any. To the extent that U.S. federal imputed interest regulations apply, Depositor and Recipient shall, no later than five (5) Business Days after the effective date of this Agreement, so inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations and direct the Escrow Agent to disburse imputed interest amounts as Depositor and Recipient deem appropriate. The Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information. Depositor and Recipient shall provide Escrow Agent a properly completed IRS Form W-9 or Form W-8, as applicable, for each payee. If requested tax documentation is not so provided, Escrow Agent is authorized to withhold taxes as required by the United States Internal Revenue Code and related regulations. Depositor and Recipient have determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of Depositor for all income tax purpose until such amounts, if any, are distributed pursuant to this Agreement.

9.Resignation or Removal of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days’ prior written notice to Depositor and Recipient specifying a date when such resignation shall take effect and, after the date of such resignation notice, notwithstanding any other provision of this Agreement, Escrow Agent’s sole obligation will be to hold the Escrow Funds pending appointment of a successor Escrow Agent. Similarly, Escrow Agent may be removed at any time by Depositor and Recipient giving at least thirty (30) days’ prior written notice to Escrow Agent specifying the date when such removal shall take effect. If Depositor and Recipient fail to jointly appoint a successor Escrow Agent prior to the effective date of such resignation or removal, Escrow Agent may petition a court of competent jurisdiction to appoint a successor escrow agent, and all costs and expenses related to such petition shall be paid jointly and severally by Depositor and Recipient. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

10.Duties and Liability of Escrow Agent.

(a)Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. Escrow Agent has no fiduciary or discretionary duties of any kind. Escrow Agent’s permissive rights shall not be construed as duties. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any document other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein and whether or not a copy of such document has been provided to Escrow Agent. Escrow Agent’s sole responsibility shall be for the safekeeping of the Escrow Funds in accordance with Escrow Agent’s customary practices and disbursement thereof in accordance with the terms of this Agreement. Escrow Agent shall not be responsible for or have any duty to make any calculations under this Agreement, or to determine when any calculation required under the provisions of this Agreement should be made, how it should be made or what it should be, or to confirm or verify any such calculation. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. This Agreement shall terminate upon the distribution of all the Escrow Funds pursuant to any applicable provision of this Agreement, and Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

(b)Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines, which determination is not subject to appeal, that Escrow Agent’s gross negligence or willful misconduct in connection with its material breach of this Agreement was the sole cause of any loss to Depositor or Recipient. Escrow Agent may retain and act hereunder through agents, and shall not be responsible for or have any liability with respect to the acts of any such agent retained by Escrow Agent in good faith.

(c)Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent believes to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for (i) acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document believed by Escrow Agent to have been created by or on behalf of Depositor or Recipient,  (ii) incidental, indirect, special, consequential or punitive damages or penalties of any kind (including, but not limited to lost profits), even if

Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action or (iii) any amount greater than the value of the Escrow Funds as valued upon deposit with Escrow Agent.

(d)Escrow Agent shall not be responsible for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, attacks or intrusions, power failures, earthquakes or any other circumstance beyond its control. Escrow Agent shall not be obligated to take any legal action in connection with the Escrow Funds, this Agreement or the Underlying Agreement or to appear in, prosecute or defend any such legal action or to take any other action that in Escrow Agent’s sole judgment may expose it to potential expense or liability. Depositor and Recipient are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. Escrow Agent shall have no liability to Depositor or Recipient, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.

(e)Escrow Agent may consult, at Depositor’s and Recipient’s cost, legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving this Agreement, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. Depositor and Recipient agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder. When any action is provided for herein to be done on or by a specified date that falls on a day other than a Business Day, such action may be performed on the next ensuing Business Day.

(f)If any portion of the Escrow Funds is at any time attached, garnished or levied upon, or otherwise subject to any writ, order, decree or process of any court, or in case disbursement of Escrow Funds is stayed or enjoined by any court order, Escrow Agent is authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders, decrees or process so entered or issued, including but not limited to those which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction; and if Escrow Agent relies upon or complies with any such writ, order, decree or process, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even if such order is reversed, modified, annulled, set aside or vacated.

(g)Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell and deal in any of the securities of any other party hereto and contract and lend money to any other party hereto and otherwise act as fully and freely as though it were not

Escrow Agent under this Agreement. Nothing herein shall preclude Escrow Agent from acting in any other capacity for any other party hereto or for any other person or entity.

(h)In the event instructions, including funds transfer instructions, address change or change in contact information are given to Escrow Agent (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, Escrow Agent is authorized but shall not be required to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule [        ] hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If Escrow Agent is unable to contact any of the designated representatives identified in Schedule [        ], Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Depositor’s or Recipient’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as Escrow Agent may select. Such Executive Officer shall deliver to Escrow Agent a fully executed incumbency certificate, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Depositor and Recipient agree that Escrow Agent may at its option record any telephone calls made pursuant to this Section. Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Depositor or Recipient to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank so designated. Depositor and Recipient acknowledge that these optional security procedures are commercially reasonable.

11.Indemnification of Escrow Agent. Depositor and Recipient, jointly and severally, shall indemnify and hold harmless Escrow Agent and each director, officer, employee and affiliate of Escrow Agent (each, an “Indemnified Party”) upon demand against any and all claims (whether asserted by Depositor, Recipient or any other person or entity and whether or not valid), actions, proceedings, losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”)  arising from this Agreement or Escrow Agent’s actions hereunder, except to the extent such Losses are finally determined by a court of competent jurisdiction, which determination is not subject to appeal, to have been directly caused solely by the gross negligence or willful misconduct of such Indemnified Party in connection with Escrow Agent’s material breach of this Agreement. Depositor and Recipient further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorneys’ fees, incurred by such Indemnified Party in connection with the enforcement of Depositor’s and Recipient’s obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by Depositor and Recipient jointly and severally. The obligations of Depositor and Recipient under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

12.Compensation of Escrow Agent.

(a)Fees and Expenses. Depositor and Recipient agree, jointly and severally, to compensate Escrow Agent upon demand for its services hereunder in accordance with Schedule [        ] attached hereto. Without limiting the joint and several nature of their obligations to Escrow Agent, Depositor and Recipient agree between themselves that Depositor and Recipient will each be responsible for 50% of the Escrow Agent’s compensation. The obligations of Depositor and Recipient under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

(b)Disbursements from Escrow Funds to Pay Escrow Agent. Escrow Agent is authorized to, and may disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification hereunder). Escrow Agent shall notify Depositor and Recipient of any such disbursement from the Escrow Funds to itself or any Indemnified Party and shall furnish Depositor and Recipient copies of related invoices and other statements.

(c)Security and Offset. Depositor and Recipient hereby grant to Escrow Agent and the Indemnified Parties a first priority security interest in, lien upon and right of sale and offset against the Escrow Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, Depositor and Recipient shall promptly pay such amounts upon receipt of an itemized invoice.

13.Representations and Warranties. Depositor and Recipient each respectively, and severally and not jointly, make the following representations and warranties to Escrow Agent:

(a)it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms.

(b)each of the applicable persons designated on Schedule [        ] attached hereto has been duly appointed to act as its authorized representative hereunder and individually has full power and authority on its behalf to execute and deliver any instruction or direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as its authorized representative under this Agreement and no change in designation of such authorized representatives shall be effective until written notice of such change is delivered to each other party to this Agreement pursuant to Section 15 and Escrow Agent has had reasonable time to act upon it.

(c)the execution, delivery and performance of this Agreement by Escrow Agent does not and will not violate any applicable law or regulation and no printed or other material in any language, including any prospectus, notice, report, and promotional material that mentions “U.S. Bank” or any of its affiliates by name or the rights, powers, or duties of Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent.

(d)it will not claim any immunity from jurisdiction of any court, suit or legal process, whether from service of notice, injunction, attachment, execution or enforcement of any judgment or otherwise.

14.Identifying Information. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, Escrow Agent requires documentation to verify its formation and existence as a legal entity. Escrow Agent may require financial statements, licenses or identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Depositor and Recipient agree to provide all information requested by Escrow Agent in connection with any legislation or regulation to which Escrow Agent is subject, in a timely manner. Escrow Agent’s appointment and acceptance of its duties under this Agreement is contingent upon verification of all regulatory requirements applicable to Depositor, Recipient and any of their permitted assigns, including successful completion of a final background check. These conditions include, without limitation, requirements under the USA Patriot Act Customer Identification Program, the Bank Secrecy Act, and the U.S. Department of the Treasury Office of Foreign Assets Control. If these conditions are not met, Escrow Agent may at its option promptly terminate this Agreement in whole or in part, and refuse any otherwise permitted assignment by Depositor or Recipient, without any liability or incurring any additional costs.

15.Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing (provided that any communication sent to Escrow Agent hereunder must be in the form of a manually signed document or electronic copy thereof), in English, and shall be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) via facsimile transmission, with confirmed receipt or (e) via email by way of a PDF attachment thereto. Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section, acknowledges having received that email (with an automatically generated receipt or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section). Such notices shall be sent to the applicable party or parties at the address specified below:

If to Depositor at:

[        ]

and a copy (which shall not constitute notice) to:

[        ]

If to Recipient at:

[        ]

with copies (which shall not constitute notice) to:

[        ]

If to Escrow Agent, at:

[        ]

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received. Depositor and Recipient agree to assume all risks arising out of the use of electronic methods to submit instructions and directions to Escrow Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

16.Amendment and Assignment. None of the terms or conditions of this Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. No party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other parties, provided that if Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to another entity, the successor or transferee entity without any further act shall be the successor Escrow Agent.

17.Governing Law, Jurisdiction and Venue. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof that would require the application of any other laws. Each of the parties hereto irrevocably (a) consents to the exclusive jurisdiction and venue of the state and federal courts in New Castle County in the State of Delaware in connection with any matter arising out of this Agreement, (b) waives any objection to such jurisdiction or venue (c) agrees not to commence any legal proceedings related hereto except in such courts (d) consents to and agrees to accept service of process to vest personal jurisdiction over it in any such courts made as set forth in Section 15 and (e) waives any right to trial by jury in any action in connection with this Agreement.

18.Entire Agreement, No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the signatory parties hereto relating to the holding, investment and disbursement of Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to Escrow Funds. This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The Section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the signatory parties hereto and the Indemnified Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

COOL HOLDINGS, INC.

By:

Name:

Title:

GAMESTOP CORP.

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

By:

Name:

Title: